Azco Mining Inc.

7239 N. El Mirage Road,

Contact Information

Glendale, Arizona, 85382

Hawk Associates, Inc.

Tel: (623) 935-0774

Frank N. Hawkins, Jr. or Julie Marshall

Fax: (623) 935-0781

Phone: (305) 451-1888

E-mail: info@azco.com

E-mail: info@hawkassociates.com

PRESS RELEASE

FOR RELEASE for Wednesday, March 22

Azco Mining Raises $2.5M in Private Offering

Glendale, AZ, March 21, 2006 -- Azco Mining Inc. (OTC Pink Sheets: AZMN), a U.S.-based mining and exploration enterprise focused on gold, silver, copper and industrial minerals, announced today that it has completed a private placement of senior secured convertible notes, additional investment rights and warrants to four institutional investors for an aggregate purchase price of $2.5 million.

Dr. W. Pierce Carson, CEO of Azco Mining, said, “This financing will help us execute our precious metals strategy. In particular, it supports our plans to acquire a gold-silver property that has potential for near-term production.”

The convertible notes have a term of 17 months and amortize over 12 months in equal monthly installments. Interest on the principal amount outstanding will accrue at a rate of 7% per annum. Azco may repay principal and accrued interest in cash or in shares of its common stock.

At the option of the holders of the convertible notes, the principal amount outstanding is convertible any time after closing into Azco’s common stock at a conversion price of $1.58 per share. In connection with the transaction, the company issued 791,139 warrants, giving note holders the right to purchase common stock at a price of $1.58 per share for a period of five years.

The company also granted the investors the right to purchase an additional $1.25 million of convertible notes, under the same terms and conditions, for a period of 12 months following the date of registration statement. For financial advisory services, Azco will pay a fee of $200,000 and issue 75,000 warrants exercisable for three years at $1.58 per share.

In connection with the transaction, the company has agreed that within 60 days of the closing to file a registration statement with the Securities and Exchange Commission and that within 150 days of closing to cause the registration statement to be declared effective.

Additional information about the transaction may be found in the company’s 8-K filing at http://www.hawkassociates.com/azco/sec.htm.

About Azco Mining Inc.

Azco Mining is a U.S.-based mining and exploration company focused on acquiring and developing gold, copper and industrial mineral properties. The company owns mineral lease rights to the Ortiz gold property in New Mexico, believed to contain 2 million ounces of gold; a high-quality mica mine and processing facility near Phoenix; and a world-class resource of micaceous iron oxide (MIO) in La Paz County, Ariz. Azco intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals. To learn more about Azco Mining Inc., visit http://www.azco.com.

An investment profile about Azco Mining may be found at

http://www.hawkassociates.com/azco/profile.htm.

For investor relations information regarding Azco Mining, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

The information contained herein regarding risks and uncertainties, which may differ materially from those set forth in these statements, in addition to the economic, competitive, governmental, technological and other factors, constitutes a "forward-looking statement" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created thereby. While the company believes that the assumptions underlying such forward-looking information are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate. Accordingly, there may be differences between the actual results and the predicted results, and actual results may be materially higher or lower than those indicated in the forward-looking information contained herein.